Exhibit 10.7







                                 FIRST AMENDMENT TO
                           364-DAY COMPETITIVE ADVANCE AND
                         REVOLVING CREDIT FACILITY AGREEMENT

                                       among

                               SOUTHWEST AIRLINES CO.,

                               THE BANKS PARTY HERETO,

                                   CITIBANK, N.A.,
                                as Syndication Agent,

                                BANK ONE CORPORATION,
                                  BARCLAYS BANK PLC
                                        and
                                   SUNTRUST BANK,
                              as Documentation Agents,

                                        and

                                JPMORGAN CHASE BANK,
                              as Administrative Agent

                            Dated as of April 22, 2003

                            J.P. MORGAN SECURITIES INC.
                                        and
                             SALOMON SMITH BARNEY INC.,
                  as Joint Lead Arrangers and Joint Bookrunners


















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                                SOUTHWEST AIRLINES CO.
                                 FIRST AMENDMENT TO
        364-DAY COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT


            FIRST AMENDMENT, dated as of April 22, 2003 (this "Amendment"), to the 364-DAY COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT, dated as of April 23, 2002 (the "Credit Agreement"), among SOUTHWEST AIRLINES CO. (the "Company"), the Banks party thereto, JPMORGAN CHASE BANK, as Administrative Agent, and the other Agents referred to therein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

            The Company has requested that the Credit Agreement be amended as set forth herein and the Banks are willing so to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Amendments

            (a)   The definitions of "Banks" and "Commitment" contained in
Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

             "Banks" means those banks and other lenders signatory hereto and other banks or lenders which from time to time become party hereto pursuant to the provisions of this Agreement.

             "Commitment" means, with respect to each Bank, the obligation of such Bank to make Loans in the aggregate principal and/or face amount set forth opposite the name of such Bank on Schedule I to the First Amendment to this Agreement, as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.6, Section 2.13(d) and Section 6.2, and as such amount may be increased or reduced from time to time by assignment or assumption pursuant to Section 2.13(d) and Section 8.11(c). The Commitments shall automatically and permanently terminate on the Termination Date.

            (b) The date "December 31, 2001" contained in the definition of "Current Financials" in Section 1.1 of the Credit Agreement is hereby changed to "December 31, 2002".

            (c) The date "April 22, 2003" contained in the definition of "Original Termination Date" in Section 1.1 of the Credit Agreement is hereby changed to "April 20, 2004".

            (d) The date "December 31, 2001" contained in Section 4.2 of the Credit Agreement is hereby changed to "December 31, 2002".

             SECTION 2. Representations and Warranties. The Company represents and warrants to each of the Banks that, as of the First Amendment Effective Date (as defined below) after giving effect to the amendments provided for herein, (a) the representations and warranties set forth in the
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Credit Agreement are true and correct, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct as of such earlier date and (b) no Default or Event of Default has occurred and is continuing.

             SECTION 3. New Banks. It is understood that any Person listed on Schedule I hereto that is not already a "Bank" shall be deemed to be a "Bank" for all purposes of this Amendment and shall become a "Bank" for all purposes of the Credit Agreement by executing this Amendment.

             SECTION 4. Effectiveness. This Amendment shall become effective on April 22, 2003 (the "First Amendment Effective Date"); provided that, on or prior to such date, (a) the Administrative Agent (or its counsel) shall have received copies hereof that, when taken together, bear the signatures of the Company and each of the Banks and (b) the Administrative Agent shall have received from the Company, for the account of each Bank, an upfront fee in the amount of 0.06% of each Bank's Commitment set forth on Schedule I hereto.

             SECTION 5. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

             SECTION 6. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute an amendment of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, or alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

             SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

             IN WITNESS WHEREOF, the Company and the undersigned Banks have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                                 SOUTHWEST AIRLINES CO.

                                 By/s/Laura Wright
                                   Name: Laura Wright
                                   Title: VP-Treasurer


                                 Acknowledged by:

                                 JPMORGAN CHASE BANK, as Administrative Agent

                                 By/s/Matthew H. Massie
                                   Name: Matthew H. Massie
                                   Title: Managing Director
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                                 Signature Page to the First Amendment dated
                                 as of April 22, 2003 to the Southwest
                                 Airlines Co. 364-Day Competitive Advance and
                                 Revolving Credit Facility Agreement

To approve the First Amendment:

Name of Bank:  Barclays Bank PLC

By/s/John Giannone
  Name: John Giannone
  Title: Director